UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Openwave Systems Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 1, 2011. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 21, 2011.

Proposal 1: Each of the Class III directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2014 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter A. Feld	41,310,840	602,523	29,441,273
Gerald D. Held	40,805,931	1,107,432	29,441,273
David C. Nagel	36,300,142	5,613,221	29,441,273

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2012. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non-Votes
70,732,267	586,690	35,679	0

Proposal 3. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. The tabulation of the votes on this matter was as follows:

For	Against	Abstained	Broker Non-Votes
41,184,629	682,975	45,759	29,441,273

Proposal 4. The Company’s stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The tabulation of the votes on this matter was as follows:

One-Year	Two-Years	Three-Years	Abstained	Broker Non-Votes
37,014,826	65,425	4,779,105	54,007	29,441,273

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Elizabeth K. Rushforth
	Name:	Elizabeth K. Rushforth
	Title:	VP and General Counsel

Dated: December 5, 2011